Exhibit 15(a)1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-11848 and 333-138200 on Form F-3 of our report dated June 28, 2010, relating to the financial statements of G. Willi-Food International Ltd. appearing in this Annual Report on Form 20-F of G. Willi-Food International Ltd. for the year ended December 31, 2009.

Brightman Almagor Zohar & Co.
A Member of Deloitte Touche Tohmatsu
Tel-Aviv, Israel
June 28, 2010